                                                                    Exhibit 99.1

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
SkillSoft PLC

We have audited the accompanying consolidated balance sheets of SmartForce PLC as of December 31, 2001 and 2000 and the related consolidated statements of operations, changes in shareholders' equity and other comprehensive loss and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of SmartForce's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of SmartForce PLC at December 31, 2001 and 2000, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.

                                                      /s/ Ernst & Young LLP
Boston, Massachusetts
September 19, 2003

                                 SMARTFORCE PLC

                           CONSOLIDATED BALANCE SHEETS
                                  (AS RESTATED)
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                   JUNE 30,                         DECEMBER 31,
                                                              --------------------    ------------------------------------------
                                                                     2002                    2001                   2000
                                                              --------------------    --------------------    ------------------
                                                                  (UNAUDITED)
                        ASSETS
Current assets:
   Cash and cash equivalents                                   $      43,755           $    63,068             $     65,329
   Short-term investments                                             44,583                44,142                   42,545
   Accounts receivable                                                42,758                49,446                   41,989
   Recoverable tax assets                                                 --                    --                    1,919
   Prepaid expenses and other current assets                           7,235                 6,812                    9,885
                                                               -------------           -----------             ------------
Total current assets                                                 138,331               163,468                  161,667

Intangible assets, net                                                53,896                67,710                   68,382
Property and equipment, net                                           20,915                27,645                   23,099
Investments                                                            7,871                16,546                    3,562
Other assets                                                           1,479                   749                    3,203
                                                               -------------           -----------             ------------
Total assets                                                   $     222,492           $   276,118             $    259,913
                                                               =============           ===========             ============

         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                            $       5,948           $     5,851             $      8,178
   Accrued payroll and related expenses                                7,719                 8,298                   15,408
   Other accrued liabilities                                          27,628                22,858                   23,550
   Short-term notes payable                                               --                 4,774                    5,354
   Deferred revenues                                                 123,129               122,771                  112,316
                                                               -------------           -----------             ------------
Total current liabilities                                            164,424               164,552                  164,806
Minority equity interest                                                  --                   307                      307
Other liabilities                                                      3,351                 4,164                    5,521

Commitments and contingencies (Notes 7 & 8)

Shareholders' equity:
   Ordinary shares, E0.11 par value: 120,000,000
   shares authorized at June 30, 2002, December 31,
   2001 and 2000; 57,403,910, 56,891,678 and
   51,925,090 shares issued at June 30, 2002,
   December 31, 2001 and 2000, respectively,
   57,378,141, 56,865,909 and 51,899,321 shares
   outstanding at June 30, 2002, December 31, 2001 and 2000,
   respectively                                                        7,587                 7,532                    7,650
   Additional paid-in capital                                        304,992               301,361                  234,246
   Accumulated loss                                                 (255,705)             (205,524)                (151,975)
   Other comprehensive income (loss)                                  (2,155)                3,728                     (640)
   Treasury stock, 25,769 shares at cost                                  (2)                   (2)                      (2)
                                                               -------------           -----------             ------------
Total shareholders' equity                                            54,717               107,095                   89,279
                                                               -------------           -----------             ------------
Total liabilities and shareholders' equity                     $     222,492           $   276,118             $    259,913
                                                               =============           ===========             ============

The accompanying notes are an integral part of these consolidated financial statements.

                                 SMARTFORCE PLC

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (AS RESTATED)
                                 (IN THOUSANDS)

                                                   SIX MONTHS
                                                 ENDED JUNE 30,                    TWELVE MONTHS ENDED DECEMBER 31,
                                                -----------------      ---------------------------------------------------------
                                                      2002                  2001               2000                  1999
                                                -----------------      ----------------   ----------------     -----------------
                                                  (UNAUDITED)
Revenues                                        $     95,858           $   197,630        $    173,252         $     133,875
Cost of revenues                                      18,114                37,683              26,356                28,412
                                                ------------           -----------        ------------         -------------
Gross profit                                          77,744               159,947             146,896               105,463
                                                ------------           -----------        ------------         -------------
Operating expenses:
   Research and development                           23,104                52,206              43,884                34,886
   Sales and marketing                                58,125               127,271             112,768                97,419
   General and administrative                          7,804                15,118              21,318                17,336
   Amortization of acquired intangibles                8,765                16,437              12,742                 3,723
   Restructuring charges                              29,363                    --                  --                    --
   Acquired research and development                      --                    --                  --                 5,900
                                                ------------           -----------        ------------         -------------
Total operating expenses                             127,161               211,032             190,712               159,264
                                                ------------           -----------        ------------         -------------
Loss from operations                                 (49,417)              (51,085)            (43,816)              (53,801)
Interest income (expense), net                        (1,209)                2,548               5,051                 3,123
Net exchange gain (loss)                                 732                (4,082)              1,923                  (857)
                                                ------------           -----------        ------------         -------------
Loss before (provision) benefit for income taxes     (49,894)              (52,619)            (36,842)              (51,535)
(Provision) benefit for income taxes                    (287)                 (930)              1,244                (2,694)
                                                ------------           -----------        ------------         -------------
Net loss                                        $    (50,181)          $   (53,549)       $    (35,598)        $     (54,229)
                                                ============           ===========        ============         =============

The accompanying notes are an integral part of these consolidated financial statements.

                                 SMARTFORCE PLC

      CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY AND OTHER
                               COMPREHENSIVE LOSS
                 (AS RESTATED, IN THOUSANDS, EXCEPT SHARE DATA)


                                                                ADDITIONAL
                                       NUMBER       ORDINARY      PAID-IN      ACCUMULATED
                                      OF SHARES      SHARES       CAPITAL         LOSS
                                     ----------     --------    ----------     -----------
BALANCE AT DECEMBER 31, 1998         44,358,880     $  6,717     $ 127,878      $  (62,148)
Issuance of ordinary shares from
option exercises, employee share
purchase plan and exercise of
warrants                              1,205,023          156        13,396              --
Issuance of ordinary shares
for the aquisition of
Knowledge Well                        4,374,896          547        59,626              --
Issuance of exchangeable
shares for the aquisition of
LanTec                                   41,451            5            (5)             --
Net loss                                     --           --            --         (54,229)
Translation adjustment                       --           --            --              --
                                     ----------     --------     ---------      ----------
BALANCE AT DECEMBER 31, 1999         49,980,250        7,425       200,895        (116,377)
Issuance of ordinary shares
from option exercises,
employee share purchase plan
and exercise of warrants              1,616,796          192        17,281              --
Issuance of ordinary shares
for the acquisition of the net
assets of AES                           103,128           12         5,086              --
Issuance of ordinary shares
for the acquisition of
Learning Productions                    224,916           21        10,984              --
Net loss                                     --           --            --         (35,598)
Unrealized gain on investments
Translation adjustment                       --           --            --              --
                                     ----------     --------     ---------      ----------
BALANCE AT DECEMBER 31, 2000         51,925,090        7,650       234,246        (151,975)

                                        OTHER
                                        COMPRE-                     TOTAL SHARE-      TOTAL
                                        HENSIVE         TREASURY      HOLDERS'       COMPRE-
                                      INCOME (LOSS)       STOCK        EQUITY       HENSIVE LOSS
                                      -------------     --------    ------------    ------------
BALANCE AT DECEMBER 31, 1998           $      685       $    (2)     $   73,130      $      --
Issuance of ordinary shares from
option exercises, employee share
purchase plan and exercise of
warrants                                       --            --          13,552             --
Issuance of ordinary shares
for the aquisition of
Knowledge Well                                 --            --          60,173             --
Issuance of exchangeable
shares for the aquisition of
LanTec                                         --            --              --             --
Net loss                                       --            --         (54,229)       (54,229)
Translation adjustment                     (1,085)           --          (1,085)        (1,085)
                                      -----------       -------      ----------      ---------
BALANCE AT DECEMBER 31, 1999                 (400)           (2)         91,541        (55,314)
Issuance of ordinary shares
from option exercises,
employee share purchase plan
and exercise of warrants                       --            --          17,473             --
Issuance of ordinary shares
for the acquisition of the net
assets of AES                                  --            --           5,098             --
Issuance of ordinary shares
for the acquisition of
Learning Productions                           --            --          11,005             --
Net loss                                       --            --         (35,598)       (35,598)
Unrealized gain on investments                164                           164            164
Translation adjustment                       (404)           --            (404)          (404)
                                      -----------       -------      ----------      ---------
BALANCE AT DECEMBER 31, 2000                 (640)           (2)         89,279        (35,838)

The accompanying notes are an integral part of these consolidated financial statements.

                                 SMARTFORCE PLC

      CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY AND OTHER
                               COMPREHENSIVE LOSS
                 (AS RESTATED, IN THOUSANDS, EXCEPT SHARE DATA)


                                                                ADDITIONAL
                                       NUMBER       ORDINARY      PAID-IN      ACCUMULATED
                                      OF SHARES      SHARES       CAPITAL         LOSS
                                     ----------     --------    ----------     -----------
BALANCE AT DECEMBER 31, 2000         51,925,090        7,650       234,246        (151,975)

Issuance of ordinary shares
for option exercises and
employee share purchase plan          4,616,540          475        55,690              --
Issuance of 22,500 ordinary
shares and 77,500 exchangeable
shares for the acquisition of
icGlobal                                100,000            2         2,237              --
Issuance of ordinary shares
for the acquisition of
IMPAXselling.com assets                  92,394           10         2,902              --
Issuance of ordinary shares
for the acquisition of
SkillScape                              157,654           18         5,663              --
Capital conversion reserve fund              --         (623)          623              --
Net loss                                     --           --            --         (53,549)
Unrealized gain on investment                --           --            --              --
Effective portion of gain on
cash flow hedges                             --           --            --              --
Translation adjustment                       --           --            --              --
                                     ----------     --------     ---------      ----------
BALANCE AT DECEMBER 31, 2001         56,891,678        7,532       301,361        (205,524)
Issuance of ordinary shares
for option exercises and
employee share purchase plan            512,232           55         3,631              --
Net loss                                     --           --            --         (50,181)
Unrealized loss on investments               --           --            --              --
Effective portion of gain on
cash flow hedges                             --           --            --              --
Translation adjustment                       --           --            --              --
                                     ----------     --------     ---------      ----------
BALANCE AT JUNE 30, 2002             57,403,910     $  7,587     $ 304,992      $ (255,705)
(UNAUDITED)                          ==========     ========     =========      ==========

                                     OTHER
                                     COMPRE-                   TOTAL SHARE-      TOTAL
                                     HENSIVE       TREASURY      HOLDERS'       COMPRE-
                                   INCOME (LOSS)     STOCK        EQUITY       HENSIVE LOSS
                                   -------------   --------    ------------    ------------
BALANCE AT DECEMBER 31, 2000              (640)         (2)         89,279        (35,838)

Issuance of ordinary shares
for option exercises and
employee share purchase plan                --          --          56,165             --
Issuance of 22,500 ordinary
shares and 77,500 exchangeable
shares for the acquisition of
icGlobal                                    --          --           2,239             --
Issuance of ordinary shares
for the acquisition of
IMPAXselling.com assets                     --          --           2,912             --
Issuance of ordinary shares
for the acquisition of
SkillScape                                  --          --           5,681             --
Capital conversion reserve fund             --          --              --             --
Net loss                                    --          --         (53,549)       (53,549)
Unrealized gain on investment            3,922          --           3,922          3,922
Effective portion of gain on
cash flow hedges                         1,441          --           1,441          1,441
Translation adjustment                    (995)         --            (995)          (995)
                                   -----------     -------      ----------      ---------
BALANCE AT DECEMBER 31, 2001             3,728          (2)        107,095        (49,181)
Issuance of ordinary shares
for option exercises and
employee share purchase plan                --          --           3,686             --
Net loss                                    --          --         (50,181)       (50,181)
Unrealized loss on investments          (7,159)         --          (7,159)        (7,159)
Effective portion of gain on
cash flow hedges                           134          --             134            134
Translation adjustment                   1,142          --           1,142          1,142
                                   -----------     -------      ----------      ---------
BALANCE AT JUNE 30, 2002           $    (2,155)    $    (2)     $   54,717      $ (56,064)
(UNAUDITED)                        ===========     =======      ==========      =========



The accompanying notes are an integral part of these consolidated financial statements.

                                 SMARTFORCE PLC
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (AS RESTATED)
                                 (IN THOUSANDS)


                                                                  SIX MONTHS
                                                                ENDED JUNE 30,            TWELVE MONTHS ENDED DECEMBER 31,
                                                                --------------     --------------------------------------------
                                                                     2002             2001                2000           1999
                                                                --------------     ----------          ---------      ---------
                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                        $   (50,181)       $  (53,549)         $(35,598)      $(54,229)
Adjustments to reconcile net loss to net cash (used in)
provided by operating activities:
Depreciation and amortization                                        16,169            31,971            24,107         10,566
Non-cash acquired research and development                               --                --                --          5,900
Non-cash foreign exchange (gains) losses                               (447)            3,918            (3,183)            --
Impairment and write-off of long-lived assets                        19,188                --                --             --
Deferred tax provision                                                  225               449               449            253
Other non-cash items                                                  1,418             1,274             1,169            293
Changes in operating assets and liabilities:
    Accounts receivable                                               7,026            (8,188)           (1,170)        (1,804)
    Recoverable tax assets                                               --             1,919            (1,919)            --
    Prepaid expenses and other current assets                         1,613             2,847            (1,636)        (4,763)
    Other assets                                                       (150)              (14)               98          2,574
    Accounts payable                                                 (1,264)           (2,402)            1,465            474
    Accrued payroll and related expenses and other accrued
    liabilities                                                         977           (12,178)             (911)         2,593
    Deferred revenue                                                   (661)           10,156            21,386         44,702
    Other non-current liabilities                                      (817)           (2,209)              228            (18)
                                                                -----------        ----------          --------       --------
Net cash (used in) provided by operating activities                  (6,904)          (26,006)            4,485          6,541

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment                                  (3,836)          (20,225)          (13,373)       (11,091)
Payments to acquire short-term investments                          (54,347)         (123,775)         (144,544)       (84,981)
Payments for acquisitions, net of cash acquired                     (10,107)             (789)           (5,657)          (633)
Proceeds from sale of short-term investments                         53,785           121,890           140,791         82,707
Proceeds from sale of investments                                        --                --               237             --
Payments to acquire investments                                          --           (10,000)           (3,150)          (300)
                                                                -----------        ----------          --------       --------
Net cash used in investing activities                               (14,505)          (32,899)          (25,696)       (14,298)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments to redeem minority interest                                   (307)               --               (76)            --
Proceeds from government grants                                          --               404             1,211             --
Payments on short-term borrowings                                    (4,774)             (580)           (2,721)          (814)
Net proceeds from issuance of ordinary shares, net                    3,434            55,649            17,033         13,212
                                                                -----------        ----------          --------       --------
Net cash (used in) provided by financing activities                  (1,647)           55,473            15,447         12,398

Effect of exchange rate changes on cash and cash equivalents          3,743             1,171             1,971         (1,043)
                                                                -----------        ----------          --------       --------

Net (decrease) increase in cash and cash equivalents                (19,313)           (2,261)           (3,793)         3,598
Cash and cash equivalents at beginning of period                     63,068            65,329            69,122         65,524
                                                                -----------        ----------          --------       --------

Cash and cash equivalents at end of period                      $    43,755        $   63,068          $ 65,329       $ 69,122
                                                                ===========        ==========          ========       ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid                                                   $        92        $      253          $    336       $    520
Taxes paid                                                      $       120        $      616          $  2,282       $  2,095

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS RELATED TO ACQUISITIONS
(SEE NOTE 3):

The acquisitions are summarized as follows:
   Fair value of assets acquired                                $    14,864        $   12,197          $ 23,537       $ 68,109
   Payments in connection with the acquisition, net                 (10,107)             (789)           (5,657)          (633)
   Issuance of common stock and assumption of common stock
   options                                                               --           (10,832)          (16,103)       (60,173)
                                                                -----------        ----------          --------       --------
   Liabilities assumed                                          $     4,757        $      576          $  1,777       $  7,303
                                                                ===========        ==========          ========       ========

The accompanying notes are an integral part of these consolidated financial statements.

                                 SMARTFORCE PLC

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

SmartForce PLC is organized as a public limited company under the laws of the Republic of Ireland. SmartForce PLC and its subsidiaries (collectively, "SmartForce") provide e-Learning solutions to businesses and individuals worldwide. The principal market for SmartForce's e-Learning solutions comprises major U.S. national and multinational organizations.

Restatement

On September 6, 2002, SmartForce completed a merger in which SkillSoft Corporation was judged to be the accounting acquirer. Following the merger, SmartForce changed its name to SkillSoft PLC. Subsequent to the merger, management of SkillSoft PLC and its advisors raised questions regarding SmartForce's historical financial reporting, which resulted in a conclusion that a restatement of certain previously issued financial statements was appropriate. The restated consolidated financial statements for the six months ended June 30, 2002 and each of the years in the three-year period ended December 31, 2001 are the result of a detailed review of the accounting records of SmartForce PLC's previously reported financial statements for the periods of the restatement. The restatement process was supervised by members of Skillsoft PLC's current management team, and outside consultants, who were not employed by SmartForce during the periods discussed. Substantially all of SmartForce's accounting staff during the periods discussed did not remain with SkillSoft PLC when it undertook the restatement analysis and efforts.

SmartForce's consolidated financial statements for the period ended June 30, 2002, and each of the years in the three-year period ended December 31, 2001 (the restatement period), set forth herein differ from its previously reported financial statements. These differences reduce net income by approximately $127 million for the periods presented and reduced shareholders' equity at January 1, 1999 by approximately $81 million and include:

     Revenue recognition

     Revenue has been reduced over the period being reported, as noted in Footnote 15. This reduction is primarily due to the following:

         - SkillSoft PLC determined that SmartForce did not have vendor specific objective evidence of the fair value of its products and services as defined in American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 97-2, "Software Revenue Recognition", as amended by SOP 98-4 and SOP 98-9 ("SOP 97-2, as amended"), to permit separate revenue recognition for individual elements included in multiple-element transactions. As a result, these financial statements reflect a deferral of certain revenue that previously was recognized at the time of delivery. Because in most cases the undelivered element related to services provided over time, revenue is generally recognized ratably over the term for which the services are provided.

         - SkillSoft PLC noted instances where customers that had acquired term licenses were granted additional rights after the execution of a contract for which revenue had been recognized upon delivery. In these financial statements, the revenue related to such courseware sales is recognized ratably over the term of the contract.

         - SkillSoft PLC determined that for certain reseller arrangements, recognition of revenue should be deferred until the contractual obligation to the end user had been fullfilled and payment had been received.

         - During the periods discussed, SmartForce entered into several arrangements with customers pursuant to which SmartForce contemporaneously arranged both to buy and sell goods or services. SkillSoft PLC recorded revenue on these transactions net of the purchases made by SmartForce where sufficient evidence to support the fair value of the goods or services exchanged was not available.

         - Revenue has been restated to reflect only amounts subsequently collected by SmartForce. As a result, amounts provided previously for uncollectable accounts receivable have been eliminated as all revenue recognized in the restated financial statements has been subsequently collected.

     With the exception of the adjustments for the reversal of amounts that were previously provided for uncollectible accounts receivable, all of the adjustments described above resulted in decreased accounts receivable (mainly the reversal of amounts previously recorded in accounts receivable for unbilled revenue) and increased deferred revenue.

                                 SMARTFORCE PLC

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

     Other Differences

     Additional differences have been recorded to operating and other expenses, as noted in Footnote 15. These differences consist primarily of the following:

     Acquisition Accounting. During the period, SmartForce entered into nine business combinations each of which was accounted for as a purchase. Revisions were made to the value and lives of some of the intangible assets acquired, as well as adjustments to reduce certain accruals established in purchase accounting.

     Prepaid Expenses and Other Assets. SmartForce capitalized sales related commissions when they were paid, and then periodically adjusted the balance based upon estimates of the commission value associated with unrecognized revenue on multiyear revenue arrangements. SkillSoft has determined that there was not adequate business justification and detailed accounting records were not maintained to support this accounting treatment and has expensed all sales related commissions as period costs when they were incurred.

     SkillSoft PLC also reduced the period over which certain prepaid assets were being expensed to reflect facts available at the time of the prepayment.

     SmartForce had capitalized or established as prepaid assets certain costs associated with the development of content. This accounting treatment was inconsistent with SmartForce's general policy of expensing content development as it is incurred. Such amounts were restated to conform to SmartForce's policy.

     Other Matters. During the year ended December 31, 2000, SmartForce had entered into certain forward foreign currency transactions to hedge future foreign currency denominated operating expenses. The forward contracts were accounted for as hedges. Because the hedged transactions did not meet the standard of a firm commitment provided by Statement of Financial Accounting Standards (SFAS) 52 "Foreign Currency Translation", the fair value and the change in fair value, of the forward contracts have been recorded as an asset in 2000 with an offsetting reversal in the period in which such contracts settled.

     During the restatement period, SmartForce owned several equity investments in publicly traded and privately held companies and a private equity fund. Declines in the value of such investments, which have been judged to be other than temporary, have been recorded as adjustments during the restatement period.

     During the restatement period, SmartForce entered into a series of transactions to sell accounts receivable to a financial institution which were accounted for as sales. These financial statements reflect such transactions as borrowings, as the criteria with respect to sales of such accounts receivable have not been met.

     A detailed review of equity transactions recorded by SmartForce identified discrepancies between the amounts reflected in the financial statements related to the sale of equity and amounts supported by detailed records. The restatement reflects adjustments to conform the Statement of Changes in Shareholders' Equity and Other Comprehensive Loss to detailed records of equity transactions with employees and others.

     SkillSoft PLC made other adjustments to correctly record estimates of liabilities at various balance sheet dates based on evidence of subsequent disbursements and to expense certain previously capitalized amounts.

Basis of Presentation, Principles of Consolidation and Incorporation of Interim Consolidated Financial Statements

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States ("GAAP") and include SmartForce and its subsidiaries in the United States, the United Kingdom, Ireland, South Africa, Canada, Germany, Australia, the Netherlands, Sweden, Norway, Denmark, France, Singapore, the Commonwealth of the Bahamas and Grand Cayman, after eliminating inter-company accounts and transactions.

The consolidated financial statements include unaudited interim financial information for the six months ended June 30, 2002 that have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, the notes to the consolidated financial statements may not include all financial information for the six months ended June 30, 2002. However, SmartForce believes that the disclosures are adequate to ensure that the information presented is not misleading.

                                 SMARTFORCE PLC

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and judgments, which are evaluated on an on-going basis. Such estimates affect the amounts reported in the consolidated financial statements and accompanying notes. Management bases its estimates on historical experience and on various other assumptions that it believes are reasonable at that time under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Translation of Financial Statements of Foreign Entities

The reporting currency for SmartForce is the U.S. dollar ("dollar"). The functional currency of its subsidiaries in the United States, the United Kingdom, Republic of South Africa, Canada, Germany, Australia, the Netherlands, Sweden, Norway, Denmark, France and Singapore are the currencies of those countries. The functional currency of its subsidiaries in Ireland, the Commonwealth of the Bahamas and Grand Cayman is the dollar.

Balance sheet amounts are translated to the dollar from the local functional currency at year-end exchange rates, while results of operations recorded in local functional currency are translated using average exchange rates. Translation gains or losses are recorded in Other Comprehensive Income (Loss). Currency gains or losses on transactions denominated in a currency other than an entity's functional currency are recorded in the results of operations.

Foreign Currency Exchange Contracts

SmartForce manages certain foreign currency risks through the use of foreign currency exchange contracts. Subsequent to the implementation of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133), for foreign currency exchange contracts designated as hedges of future cash flow and having a high correlation with the underlying exposures, the effective portion of gains and losses from changes in derivative fair values are recorded in Other Comprehensive Income. Such gains or losses are recognized in the Consolidated Statement of Operations when the underlying transaction occurs. The fair market value of the foreign currency exchange contracts is reported as Other Assets in the Consolidated Balance Sheet. SmartForce's foreign currency exchange contracts have various terms, none of which exceed two years. SmartForce does not use foreign currency exchange contracts for speculative trading purposes.

In 1999 and 2000, prior to the implementation of SFAS 133, derivative instruments lacking the characteristics necessary to qualify as hedges had gains and losses from changes in derivative fair values recognized in the Consolidated Statement of Operations upon remeasurement at the close of each reporting period.

SFAS 133, which requires all derivative instruments to be recognized as either assets or liabilities on the balance sheet at their fair value, provides a comprehensive and consistent standard for the recognition and measurement of derivative and hedging activities. As amended, this statement is effective for fiscal years beginning after June 15, 2000. Commencing in the first quarter of 2001, SmartForce designated its foreign currency exchange contracts as cash flow hedges subject to the provisions of SFAS 133. As a result, SmartForce applied the new rules prospectively to transactions beginning in the first quarter of 2001. During 2001, the amount recorded in earnings under foreign exchange gains/losses relating to cash flow hedge ineffectiveness was a loss of approximately $491,000. The net amount reclassified into earnings for forward contracts, which matured during 2001, was a loss of approximately $817,000. The remaining gain on forward contracts at December 31, 2001 was approximately $1,441,000 and is reclassified into earnings within the next twelve months as the forward contracts mature. During the six months ended June 30, 2002, the amount recorded in earnings under foreign exchange gains/losses relating to cash flow ineffectiveness was a gain of $8,000. The net amount reclassified into earnings for forward exchange contracts that matured during the period was a gain of approximately $973,000. The remaining gain on forward exchange contracts at June 30, 2002 was $1,574,000 and is all expected to be reclassified into earnings within the next twelve months as the forward contracts mature.

Revenue Recognition

SmartForce recognizes the majority of its revenue pursuant to software license agreements. SmartForce recognizes revenue from software license agreements in accordance with the provisions of SOP 97-2, as amended. Revenue is recognized from software license agreements when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectibility is probable.

SmartForce's software license agreements generally include multiple elements, which may include access to hosted content or platform services for a specified number of years, mentoring services, perpetual software licenses, software term licenses, professional services, maintenance and resale of third parties' products and services. Because SmartForce cannot determine the fair value of each element based on vendor specific

                                 SMARTFORCE PLC

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

objective evidence ("VSOE") in accordance with the provisions of SOP 97-2, as amended, the elements are aggregated and the value of the entire arrangement is recognized as revenue ratably over the term of the agreement. Revenue associated with perpetual software licenses and term software licenses with exchange rights are generally deferred and recognized ratably over the longer of the annual rental periods or the contracted service period of any bundled services.

Revenue from arrangements that include customer access to hosted content or platform services is recognized ratably over the term of the agreement in accordance with EITF 00-03, "Application of AICPA Statement of Position 97-2 to Arrangements that Include the Right to Use Software Stored on Another Entity's Hardware."

Revenue associated with the third party resale of SmartForce's products and services is recognized consistent with its revenue recognition policies where the contractual obligation to the end user has been fullfilled and payment has been received.

SmartForce also continues to derive revenue from its legacy business selling CD-ROM based courseware for IT professionals to be deployed on standalone PCs or on private, local area networks. Customers may acquire these legacy offerings on a one-year or multi-year term license. Because of the risk that these arrangements may be altered or renegotiated during the term, revenue from these sales is recognized ratably over the longer of the term of the arrangement or the contracted service period of any bundled services.

Fees received from funded product development arrangements are recorded as a reduction of research and development expense.

Cost of Revenues

Cost of revenues include materials (such as packaging and documentation), royalties paid to third parties, hosting, the cost of providing professional services, fulfillment and shipping and handling costs and the amortization of the cost of purchased products.

Research and Development and Software Development Costs

Research and development expenditures are generally charged to operations as incurred. Statement of Financial Accounting Standards No. 86 ("SFAS 86"), "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on SmartForce's product development process, technological feasibility is established upon completion of a working model. Development costs incurred between completion of the working model and the point at which the product is ready for general release have been insignificant. All such research and development costs, including internal and external costs to develop or maintain content, have been expensed as incurred.

In 1999, SmartForce adopted SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 requires the capitalization of certain costs relating to software acquired, developed or modified solely to meet its internal requirements and for which there are no substantive plans to market the software. Costs incurred during the application development stage of the project are capitalized and amortized over the useful economic life of the internal use software.

Goodwill and Other Intangible Assets

Goodwill and other intangible assets acquired in purchase transactions are stated at cost less accumulated amortization. Amortization is recorded on a straight-line method over the estimated useful lives of the assets of generally between 3 and 10 years. Other intangible assets acquired in purchase transactions consist of purchased technology, the Kansas State University license and assembled workforces.

In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS 141 requires that all business combinations be accounted for under the purchase method only and that certain acquired intangible assets in a business combination be recognized as assets apart from goodwill. SFAS No. 142 requires that goodwill and other intangible assets with indefinite lives acquired in a business combination before July 1, 2001 should not be amortized. The statement further requires that the fair value of goodwill and other intangible assets with indefinite lives be tested for impairment upon adoption of this statement annually and upon the occurrence of certain events. SFAS 141 is effective for all business combinations initiated after June 30, 2001 and for all business combinations accounted for by the purchase method for which the date of acquisition is after June 30, 2001. The provisions of SFAS 142 are effective for fiscal years beginning after December 15, 2001, and have been adopted by SmartForce, as required, in fiscal year 2002.

                                 SMARTFORCE PLC

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

Impairment of Long-Lived Assets

Where events or changes in circumstances indicate the carrying amount of long-lived assets may not be recoverable, SmartForce recognizes an impairment when the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over estimated useful lives of three to seven years. Leasehold improvements are amortized over the lesser of the term of the lease or the estimated useful life of the asset.

Defined Contribution Plan

SmartForce sponsors and contributes to a defined contribution plan for certain employees and directors. Contribution amounts are determined by management and allocated to employees on a pro rata basis, based upon the employees' contribution. SmartForce contributed approximately $476,000, $284,000 and $865,000 to the plan for the years ended December 31, 2001, 2000 and 1999, respectively.

Stock-Based Compensation

SmartForce accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations, and complies with the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of SmartForce's stock at the date of the grant over the amount an employee must pay to acquire the stock. This cost is deferred and charged to expense ratably over the vesting period, generally four years.

Advertising Costs

Costs incurred for producing and communicating advertising are expensed when incurred. Advertising expenses amounted to approximately $11,600,000, $19,100,000 and $14,700,000 for the years ended December 31, 2001, 2000 and
1999, respectively.

Government Grants

Government grants are initially recorded as a liability when received. When there is reasonable assurance that SmartForce has complied with, and will continue to comply with, all conditions necessary to avoid repayment of such grants SmartForce treats the grants as reduction to operating expenses.

Concentration of Credit Risk

Financial instruments that potentially subject SmartForce to concentration of credit risk consist principally of cash, cash equivalents, short-term investments and trade receivables. SmartForce invests its excess cash in deposits with major banks and in U.S. Treasury and U.S. agency obligations and in debt securities of corporations with strong credit ratings, which are included in short-term investments. SmartForce performs periodic evaluations of the relative credit standing of its financial institutions, and considers the related credit risk to be minimal. The principal market for its products comprises major U.S. national and multi-national organizations. SmartForce performs ongoing credit evaluations of its customers and generally requires no collateral.

Fair Value of Financial Instruments

The carrying amount of cash equivalents, short-term investments, accounts receivable, accounts payable, notes payable, investments and derivative instruments reported in the balance sheet approximates the fair value of these financial instruments.

Comprehensive Loss

Comprehensive loss is defined as a decrease in equity of a business enterprise during a period from transactions, other events and circumstances from non-owner sources. Comprehensive loss includes amounts for foreign currency translation adjustments, unrealized gains (losses) on equity investments and the effective portion of gains on cash flow hedges.

                                 SMARTFORCE PLC

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

Accounting for Income Taxes

SmartForce accounts for income taxes pursuant to Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes", which uses the liability method to calculate deferred income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax laws and rates which will be in effect when the differences are expected to reverse. A valuation allowance against deferred tax assets is recorded when it is more likely than not that such assets will not be realized.

Cash, Cash Equivalents and Short-Term Investments

Cash and cash equivalents consist of cash on deposit with banks, money market instruments and certificates of deposit with maturities of three months or less when acquired.

Short-term investments are comprised of debt securities issued by the U.S. Treasury, U.S. agency obligations and debt securities of corporations with strong credit ratings with a maturity of less than six months but greater than three months at the date of acquisition. These are recorded at cost plus accrued interest, which approximates the fair market value of the securities.

Investments

Investments consist of equity securities and an interest in a limited partnership. All investments in marketable securities are defined as available-for-sale securities under the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"), and any unrealized holding gains or losses are reported as a separate component of Shareholders' equity, as other comprehensive income (loss) unless such value is deemed to be permanently impaired, in which case such losses are included in the Consolidated Statement of Operations. SmartForce recorded permanent losses to its investments available-for-sale of $1,516,000, $621,000 and $355,000 during the six months ended June 30, 2002 and the years ended December 31, 2001 and 2000, respectively.

                                                                            AS OF DECEMBER 31,
                                                       AS OF JUNE 30,     ---------------------
                                                           2002            2001           2000
                                                       --------------     -------        ------
                                                         (UNAUDITED)
Cost of investments available for sale (net of
permanent impairment)                                     $ 8,952         $10,468        $1,087
Gross unrealized gains                                         --           4,086           164
Gross unrealized loss                                      (3,073)             --            --
                                                          -------         -------        ------
Market value of investments available-for-sale            $ 5,879         $14,554        $1,251
                                                          =======         =======        ======

Investments held at cost (net of permanent
impairment)                                                 1,992           1,992         2,311
                                                          -------         -------        ------
Total investments                                         $ 7,871         $16,546        $3,562
                                                          =======         =======        ======

Investments in securities that are not currently marketable are accounted for as long-lived assets and recorded at cost. SmartForce records a loss on these investments when it is determined that the carrying value cannot be fully recovered. The investment in the limited partnership is accounted for under the cost method pursuant to Emerging Issues Task Force Issue D-46, "Accounting for Limited Partnership Investments". SmartForce recorded a permanent loss to its investments of $0, $319,000 and $0 during the six months ended June 30, 2002 and the years ended December 31, 2001 and 2000, respectively.

Other Assets

Other assets consist primarily of the fair market value of foreign currency exchange contracts which are reclassified to earnings as the forward contracts mature.

                                 SMARTFORCE PLC

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

2.   RESTRUCTURING

On April 18, 2002, SmartForce announced details of a restructuring and a cost reduction plan. SmartForce reduced its workforce by approximately 400 people, which represented over 20% of its workforce. The largest workforce reductions were in sales and marketing, research and development and services. SmartForce also identified non-headcount savings. A restructuring charge of $29,363,000 was recorded during the six months ended June 30, 2002, in connection with the headcount reductions, tangible and intangible asset impairment, facilities consolidation and other activities under the new operating plan.

                                   CHARGE
                                RESTRUCTURING     PAYMENTS      REMAINING
                                -------------     --------      ---------
Personnel and related costs        $ 7,123        $ 6,411        $   712

Facilities consolidation             2,223            376          1,847

Asset impairment                    19,188         19,188             --

Other                                  829            611            218
                                   -------        -------        -------
Total                              $29,363        $26,586        $ 2,777
                                   =======        =======        =======

3.   ACQUISITIONS AND MERGERS

On June 18, 1999, SmartForce acquired a majority shareholding in Knowledge Well Group Limited and Knowledge Well Limited (collectively "Knowledge Well"), a provider of business, management and professional education using interactive learning technologies, and acquired the remaining shareholding on August 23, 1999. SmartForce issued 4,374,896 ordinary shares in exchange for all of the outstanding shares of Knowledge Well and exchanged options to acquire Knowledge Well shares for options to acquire 461,645 ordinary shares of SmartForce. The purchase price of Knowledge Well was approximately $61,600,000.

On July 1, 1999, SmartForce acquired, for $100,000, the remaining 50% shareholding in Dunloe Ireland Limited ("Dunloe"), a provider of training software, in which it already held a 50% interest.

On March 2, 2000, SmartForce acquired the net assets of Advanced Educational Systems Limited ("AES"), a provider of secure e-testing solutions and services to organizations to support their internal certification and compliance procedures. The consideration for AES consisted of 103,128 ordinary shares, $1,350,000 of notes payable and $250,000 in cash. The purchase price of AES was approximately $7,200,000.

On April 28, 2000, SmartForce acquired Learning Productions LLC ("Learning Productions"), a developer of advanced, web-based role-play business simulations. The consideration for the outstanding securities of Learning Productions consisted of 224,916 ordinary shares and $4,800,000 in cash. The purchase price of Learning Productions was approximately $16,200,000.

On April 2, 2001, SmartForce acquired, through its wholly owned subsidiary icGlobal Acquisition Corp., icGlobal, providers of learning management system software. In connection with the acquisition, the shareholders of icGlobal received 100,000 exchangeable shares in icGlobal Acquisition Corp. which are exchangeable at the election of the holder for 100,000 ordinary shares of SmartForce. The ordinary shares, issuable upon exchange of the exchangeable shares, are reserved for issuance by SmartForce. Holders of the exchangeable shares are also entitled to dividend rights on the same basis as holders of SmartForce's ordinary shares. At December 31, 2001, the shareholders of icGlobal had exchanged 22,500 icGlobal Acquisition Corp. exchangeable shares for 22,500 ordinary shares of SmartForce (represented by 22,500 American Depository Shares ("ADSs"). The purchase price of icGlobal was $2,500,000.

On August 29, 2001, SmartForce acquired substantially all of the assets of IMPAXselling.com ("IMPAX"), a sales performance company providing global enterprises with web-based learning solutions designed to improve sales and account management performance. The consideration for the assets of IMPAX consisted of 92,394 ADSs. The purchase price of IMPAX was approximately $3,000,000.

                                 SMARTFORCE PLC

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

On October 11, 2001, SmartForce acquired SkillScape Solutions, Inc. ("SkillScape"), a global provider of competency management products and issued 157,654 ADSs and cash of $600,000 to the shareholders of SkillScape as consideration for the outstanding securities of SkillScape. The purchase price of SkillScape was $6,500,000.

On January 3, 2002, SmartForce acquired M2S Prokoda, GmbH ("Prokoda"), as well as intellectual property owned by Prokoda's parent company and paid approximately $7,100,000 in cash.

On June 5, 2002, SmartForce purchased all of the assets of Frontline Telcom Training and Performance Company ("Telcom") for approximately $4,200,000 in cash.

The acquisitions of Knowledge Well, Dunloe, AES, Learning Productions, icGlobal, IMPAX, SkillScape, Prokoda and Telcom have been accounted for under the purchase method of accounting. Accordingly, the consolidated financial statements include the operating results of each acquired company from the date of acquisition.

The following unaudited pro forma information combines the consolidated results of operations of SmartForce with the acquired companies discussed above, as if the acquisitions had occurred at the beginning of the year of its acquisition and at the beginning of the immediately preceding year. The pro forma results give effect to certain purchase accounting adjustments, including additional amortization expense from goodwill and other identifiable intangible assets, related income tax effects and the issuance of additional shares in connection with the acquisitions.

The Pro Forma Results of Operations are as follows:

                            TWELVE MONTHS ENDED DECEMBER 31,
                  -------------------------------------------------
                    2001                2000                1999
                  ---------           ---------           ---------
                                    (IN THOUSANDS)
Revenues          $ 199,097           $ 176,551           $ 135,298
                  =========           =========           =========

Net loss          $ (55,284)          $ (41,023)          $ (65,000)
                  =========           =========           =========

The non-cash effect of purchase acquisitions during the six months ended June 30, 2002 and the years ended December 31, 2001, 2000 and 1999 in the Consolidated Statement of Cash Flows on changes in operating assets and liabilities was as follows:

                                                                                 AS OF DECEMBER 31,
                                                                    ------------------------------------------
                                                   JUNE 30,
                                                     2002             2001             2000             1999
                                                   --------         --------         --------         --------
                                                 (UNAUDITED)

                                                                          (IN THOUSANDS)
Accounts receivable                                $  1,469         $    305         $     51         $    212
Prepaid expenses and other current assets             2,303                9              178               17
Property and equipment                                  917              102               52              498
Accounts payable                                     (1,322)              --              (53)          (1,389)
Deferred revenue                                       (335)              --               --               --
Accrued payroll and related expenses                   (498)              --             (107)              --
Deferred tax liability                                   --               --               --           (3,545)
Other accrued liabilities                            (2,602)            (576)            (267)          (2,369)
                                                   --------         --------         --------         --------
                                                   $    (68)        $   (160)        $   (146)        $ (6,576)
                                                   ========         ========         ========         ========

                                 SMARTFORCE PLC

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

4.   INTANGIBLE ASSETS

Intangible assets consists of the following:

                                                              AS OF DECEMBER 31,
                                                          --------------------------
                                         JUNE 30,
                                           2002             2001             2000
                                         ---------        ---------        ---------
                                        (UNAUDITED)
                                                        (IN THOUSANDS)
Goodwill                                 $  29,347        $  26,030        $  26,030
Kansas State University license             26,000           26,000           26,000
Other identifiable intangibles              21,992           48,683           32,819
                                         ---------        ---------        ---------

Total intangible assets                     77,339          100,713           84,849
Accumulated amortization                    23,443           33,003           16,467
                                         ---------        ---------        ---------

Intangible assets, net                   $  53,896        $  67,710        $  68,382
                                         =========        =========        =========

Other identifiable intangibles include core developed technology acquired primarily as a result of the acquisitions of Knowledge Well, Learning Productions, icGlobal, SkillScape, Prokoda, IMPAX and AES.

As part of restructuring efforts in 2002, certain acquired technology was deemed no longer valuable to ongoing operations. SmartForce incurred a charge of $14,935,000 to write-off the unamortized balance of this technology in the unaudited period ended June 30, 2002.

Amortization of acquired intangible assets amounted to $8,765,000 for the unaudited period ended June 30, 2002 and $16,437,000, $12,742,000 and $3,723,000
for the twelve months ended December 31, 2001, 2000 and 1999, respectively.

5.   PROPERTY AND EQUIPMENT

Property and equipment, consists of the following:

                                                                AS OF DECEMBER 31,
                                                         --------------------------------
                                       JUNE 30,
                                         2002                2001                2000
                                     ------------        ------------        ------------
                                     (UNAUDITED)
                                                        (IN THOUSANDS)
Office and computer equipment        $     55,744        $     50,841        $     35,169
Furniture, fixtures and other              15,588              20,949              16,807
                                     ------------        ------------        ------------

Total property and equipment               71,332              71,790              51,976
Accumulated depreciation                   50,417              44,145              28,877
                                     ------------        ------------        ------------
Property and equipment, net          $     20,915        $     27,645        $     23,099
                                     ============        ============        ============

Depreciation expense amounted to $7,404,000 for the unaudited period ended June 30, 2002 and $15,534,000, $11,365,000 and $6,843,000 for the twelve months ended
December 31, 2001, 2000 and 1999, respectively.

                                 SMARTFORCE PLC

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

6.   OTHER ACCRUED LIABILITIES

Other accrued liabilities consist of the following:

                                                                            AS OF DECEMBER 31,
                                                                   ----------------------------------
                                                 JUNE 30,
                                                  2002                  2001                2000
                                              -------------        -------------        -------------
                                               (UNAUDITED)
                                                                   (IN THOUSANDS)
Sales tax payable/income tax payable          $       4,344        $       3,730        $       5,621
Accrued restructuring costs                           2,777                   --                   --
Accrued royalties                                     8,864                9,923                3,741
Accrued payables                                      8,019                6,039               11,218
Other                                                 3,624                3,166                2,970
                                              -------------        -------------        -------------
                                              $      27,628        $      22,858        $      23,550
                                              =============        =============        =============

7.   OPERATING LEASE COMMITMENTS

SmartForce leases various facilities, automobiles and equipment under non-cancelable operating lease arrangements. The major facility leases are for terms of 2 to 10 years and generally provide renewal options for terms of up to 3 additional years. Rent expense under all operating leases was approximately $7,107,000, $6,461,000 and $6,043,000 for the twelve months ended December 31, 2001, 2000 and 1999, respectively. Future minimum lease payments under these non-cancelable operating leases as of December 31, 2001 are as follows:

                                (IN THOUSANDS)
2002                              $  7,984
2003                                 7,041
2004                                 5,874
2005                                 3,716
2006                                 2,901
Thereafter                           6,513
                                   -------
Total minimum lease payments      $ 34,029
                                  ========

8.   CONTINGENCIES

CLASS ACTION LAWSUITS

Six class action lawsuits have been filed against SmartForce and certain of its current and former officers and directors captioned: (1) Gianni Angeloni v. SmartForce PLC d/b/a SkillSoft, William McCabe and Greg Priest; (2) Ari R. Schloss v. SkillSoft PLC f/k/a SmartForce PLC, Gregory M. Priest, Patrick E. Murphy, David C. Drummond and William G. McCabe; (3) Joseph J. Bish v. SmartForce PLC d/b/a SkillSoft, Gregory M. Priest, William G. McCabe, David C. Drummond, John M. Grillos, John P. Hayes and Patrick E. Murphy; (4) Stacey Cohen
v. SmartForce PLC d/b/a SkillSoft, William G. McCabe and Greg Priest; (5) Daniel Schmelz v. SmartForce PLC d/b/a SkillSoft, William G. McCabe and Greg Priest; and (6) John O'Donoghue v. SmartForce PLC d/b/a SkillSoft, William G. McCabe and Greg Priest. Each lawsuit was filed in the United States District Court for the District of New Hampshire; the first action was filed on November 22, 2002, the second action was filed on December 4, 2002 and the third and fourth actions were filed on December 11, 2002, the fifth action was filed on December 23, 2002, and the sixth action was filed on January 16, 2003. These lawsuits allege that SmartForce misrepresented or omitted to state material facts in its SEC filings and press releases regarding its revenues and earnings and failed to correct such false and misleading SEC filings and press releases, which are alleged to have artificially inflated the price of its ADSs. These lawsuits seek unspecified monetary damages, including punitive damages together with interest, costs, fees and expenses. On March 26, 2003, the lawsuits were consolidated under the caption "In re SmartForce Securities Litigation," Civil Action No. 02-544-B. Teacher's Retirement System of Louisiana and the Louisiana Sheriff's Pension & Relief Fund were appointed as lead plaintiffs, the lead plaintiffs' choice of lead counsel and local counsel were approved. SmartForce is awaiting plaintiffs' consolidated amended complaint. SmartForce believes that it has meritorious defenses to these actions and intends to defend itself vigorously.

                                 SMARTFORCE PLC

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

Since the end of the third quarter of 1998, a class action lawsuit has been pending in United States District Court for the Northern District of California against SmartForce, one of its subsidiaries, SmartForce USA and certain of its former and current officers and directors alleging violation of the federal securities laws. It has been alleged in this lawsuit that SmartForce misrepresented or omitted to state material facts regarding its business and financial condition and prospects in order to artificially inflate and maintain the price of its ADSs, and misrepresented or omitted to state material facts in its registration statement and prospectus issued in connection with its merger with ForeFront, which also is alleged to have artificially inflated the price of its ADSs. SmartForce believes that it has meritorious defenses to these actions and intends to defend itself vigorously.

IP LEARN

On April 23, 2002, IP Learn, LLC ("IP Learn") filed a complaint in the United States District Court for the Northern District of California against SmartForce. The complaint alleges that SmartForce infringed on five United States patents assigned to IP Learn. The complaint was subsequently amended to add an additional patent. The IP Learn patents in question are U.S. Patent Nos. 6,126,448; 6,118,973; 5,934,909; 5,779,486, 5,743,746; and 6,398,556. SmartForce
believes that these patents are related primarily to computer-aided learning methods and systems. In the complaint, IP Learn asked the court for a preliminary and permanent injunction as well as unspecified damages. On June 27, 2002, SmartForce filed its answer to IP Learn's amended complaint, denying infringement and asserting counterclaims seeking declaratory relief that the patents-in-suit are invalid and that it has not infringed the patents-in-suit.

On July 1, 2002, IP Learn served SkillSoft Corporation, a US subsidiary of SmartForce (the Subsidiary) with an amended complaint alleging that the Subsidiary infringed U.S. Patent Nos. 6,126,448; 6,118,973; 5,934,909; 5,779,486
and 6,398,556. The complaint seeks both monetary damages and injunctive relief. In response to the amended complaint, the Northern District of California granted the Subsidiary 's motion to dismiss on October 15, 2002, and on October 25, 2002, IP Learn filed its Second Amended Complaint alleging again that the Subsidiary is infringing the five IP United States patents assigned to IP Learn listed above. The Second Amended Complaint seeks both monetary damages in an unspecified amount and injunctive relief. On November 8, 2002, the Subsidiary filed its Answer to the Second Amended Complaint, in which it denied liability and asserted counterclaims seeking declaratory relief that the specified patents are invalid and that it has not infringed the specified patents.

On December 6, 2002, the court ordered that the IP Learn cases against SmartForce and the Subsidiary be consolidated. On February 5, 2003, the court conducted a new case management conference for the consolidated case. As a result of that case management conference, the court scheduled the claim construction hearing in the consolidated case for November 12, 2003 and scheduled trial in the matter for August 30, 2004.

In June 2003, SmartForce reached an agreement with IP Learn regarding the settlement of the pending litigation pursuant to which SmartForce obtained a license to use certain of IP Learn's patents. Under the terms of the settlement agreement, SmartForce made a cash payment and will issue ordinary shares to IP Learn (which will be represented by ADSs). The lawsuits will be dismissed following completion of the settlement.

KPMG

In May 2002, KPMG International Investments B.V. ("KPMG") filed suit against SmartForce for breach of contract in the Superior Court of the State of California, County of San Mateo. KPMG alleged that SmartForce failed to deliver a customized e-Learning platform and sought damages in the amount of approximately $5 million. SmartForce filed a counterclaim against KPMG for its material breach of the same contract and sought damages in the amount of approximately $2,800,000, which represented the balance due under the contract. On September 26, 2002, SkillSoft PLC settled the lawsuit and the counterclaim. Neither party made a monetary payment in connection with the settlement, and both parties dismissed their claims against the other with prejudice.

LIONET

On June 13, 2002, Lionet Limited, a limited liability company incorporated and doing business in Ireland, filed a claim against SmartForce in Ireland, alleging, among other things, that SmartForce breached the terms of its software license agreement with Lionet Limited in that SmartForce permitted or failed to prevent the decompilation of the provided software products and that SmartForce failed to cooperate in audits to determine the nature of such alleged copying or de-compilation. Lionet Limited is seeking damages for lost license fees of $6,800,000 and seeks other damages. SmartForce intends to vigorously defend itself in this matter.

In addition, certain other claims and litigation have arisen against SmartForce in the ordinary course of its business. SmartForce intends to vigorously contest such claims and lawsuits. In the opinion of management, the outcome of such disputes will not have a material effect on SmartForce's financial position, results of operations or liquidity, as reported in these financial statements.

                                 SMARTFORCE PLC

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

Depending on the amount and timing of any unfavorable resolution of these matters, it is possible that SmartForce's future results of operations or cash flows could be materially affected in a particular period.

9. SHAREHOLDERS' EQUITY

Dividends may only be declared and paid out of profits available for distribution determined in accordance with accounting principles generally accepted in Ireland and applicable Irish Company Law. There are no material restrictions on the distribution of income or retained earnings by the consolidated group companies of SmartForce PLC. Any dividends, if and when declared, will be declared and paid in dollars.

Each American Depositary Share ("ADS") is exchangeable for one ordinary share. SmartForce's shareholders approved a proposal at the 2001 Annual General Meeting to redenominate the ordinary shares of IR9.375p into ordinary shares of
(euro)0.11903794. Each redenominated ordinary share of (euro)0.11903794 was then renominalized into an ordinary share of (euro)0.11. An amount equal to the aggregate amount of the reduction in the issued share capital of SmartForce resulting from the renominalization of the share capital ($623,000) was transferred to Additional Paid-in Capital.

Share Option Plans

SmartForce has elected to follow Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations in accounting for its stock options. Under APB 25, because the exercise price of SmartForce's employee stock options generally equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.


SmartForce has the following share option plans; the 1990 Share Option Scheme (the "1990 Plan"), the 1994 Share Option Plan (the "1994 Plan"), the 1996 Supplemental Stock Plan (the "1996 Plan"), the 2001 Outside Director Option Plan (the "Outside Director Plan"), the ForeFront Group Inc. Amended and Restated 1992 Stock Option Plan (the "FF92 Plan"), the 1996 ForeFront Group Inc. Non-Qualified Stock Option Plan (the "FF96 Plan"), the ForeFront Group Inc. 1996 Non-Employee Directors' Stock Option Plan (the "FF Directors' 1996 Plan"), the Knowledge Well Limited 1998 Share Option Plan (the "KWL Plan") and the Knowledge Well Group Limited 1998 Share Option Plan (the "KWGL Plan"), (collectively the "Plans").

Under the 1990 Plan, options to acquire ordinary shares in SmartForce may be granted to any director or employee of SmartForce. Under the 1994 Plan, all employees and directors of SmartForce and any independent contractor who performs services for SmartForce are eligible to receive grants of non-statutory options ("NSO"). Employees are also eligible to receive grants of incentive share options ("ISO") which are intended to qualify under section 422 of the United States Internal Revenue Code of 1986, as amended. Under the Outside Director Plan, all outside directors of SmartForce are eligible to receive option grants upon election to the Board of Directors and each subsequent year thereafter. Under the 1996 Plans, all employees, with the exception of directors and executive officers, are eligible to receive grants of NSO's. Under the FF92 Plan, NSO's and ISO's were granted to any employee or director of ForeFront. Under the FF96 Plan, NSO's were granted to employees and directors of ForeFront. Under the FF Directors' 1996 Plan, non-employee directors were eligible to receive grants of options to acquire common stock upon election to the Board of Directors and each subsequent year thereafter. Under the KWL Plan and KWGL Plan, employees and directors and any independent contractor who performs services for Knowledge Well Limited ("KWL") and Knowledge Well Group Limited ("KWGL") were eligible to receive grants of NSO's. Employees of KWL and KWGL were also eligible to receive grants of ISO's which were intended to qualify under section 422 of the United States Internal Revenue Code of 1986, as amended.

As of December 31, 2001, 4,700,000, 11,747,036, 350,000, 14,000,000 (which includes an increase in the number of shares reserved for issuance of 3,500,000 under the 1996 Plan), 289,184, 798,924, 18,822, 654,800 and 654,800 ordinary shares have been reserved for issuance under the 1990 Plan, 1994 Plan, Outside Director Plan, 1996 Plan, FF92 Plan, FF96 Plan, FF Directors' 1996 Plan, KWL Plan and KWGL Plan, respectively. The Plans are administered by the Stock Option Committee (the "Committee").

The terms of the options granted under all Plans, except for the Outside Director Plan, are generally determined by the Committee. All grants of options under the Outside Director Plan are automatic and nondiscretionary and are made strictly in accordance with the provisions of the plan. The exercise price of options granted under the 1990 Plan and ISO's granted under the 1994 Plan cannot be less than the fair market value of ordinary shares on the date of grant. In the case of ISO's granted to holders of more than 10% of the voting power of SmartForce ,the exercise price cannot be less than 110% of such fair market value. Under the 1994 Plan, the exercise price of NSO's is set by the Committee at its discretion. The exercise price of option grants under the Outside Director Plan is 100% of the fair market value per share on the date of grant. The term of an option under the 1994, Outside Director, 1996, FF92, FF96, KWL and KWGL Plans cannot exceed ten years and, generally, the terms of an option under the 1990 Plan and FF Directors' 1996 Plan cannot exceed ten years. The term of an ISO granted to a holder of more than 10% of the voting power of SmartForce cannot exceed five years. An option may not be exercised unless the option holder is at the date of exercise, or within three months of the date of exercise has been, a director, employee or contractor of SmartForce. There are certain exceptions

                                 SMARTFORCE PLC

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

for exercises following retirement or death. Options under the Plans generally expire not later than 90 days following termination of employment or service or six months following an optionees' death or disability.

In the event that options under the Plans terminate or expire without having been exercised in full, the shares subject to those options are available for additional option grants. Vesting periods of the options are determined by the Committee, except for the Outside Director Plan, and are currently for periods of up to four years. The vesting period of the Outside Director Plan option grants is four years. Under the Plans, 4,182,994 options were exercisable and 5,287,571 options were available for grant as of December 31, 2001.

Pro forma information regarding net income as required by SFAS 123, has been determined as if SmartForce had accounted for its stock options under the fair value method. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 2001, 2000 and 1999; risk-free interest rates of approximately 4.3% 6.5% and 6%, respectively; dividend yields of 0%; volatility factors of the expected market price of SmartForce's ordinary shares of 1.02 , 0.96 and 0.68, respectively; and a weighted-average expected life of the option of five years.

The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because SmartForce's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in the management's opinion, the existing models do not provide a reliable single measure of the fair value of its stock options.

For the purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period.

Pro forma net loss for the twelve months ended December 31, 2001, 2000 and 1999 was approximately $107,220,000, $82,381,000 and $88,344,000, respectively.
Because options vest over several years and additional grants are expected, the effects of these hypothetical calculations are not likely to be representative of similar future calculations.

A summary of SmartForce's stock option activity, and related information follows:

                                                   OPTIONS OUTSTANDING
                                  ------------------------------------------------------
                                                                             WEIGHTED
                                   NUMBER OF                                  AVERAGE
                                    SHARES         PRICE PER SHARE        EXERCISE PRICE
                                  ----------       ---------------        --------------
Balance at December 31, 1998       7,915,627        $  1.41-36.00            $   9.52
Granted                            5,965,347        $  8.94-29.94            $  18.69
Assumed on acquisition               461,632        $  3.05- 9.16            $   6.96
Exercised                           (772,493)       $  1.41-20.25            $  10.90
Cancelled                           (416,562)       $  2.68-30.28            $   8.35
                                  ----------

Balance at December 31, 1999      13,153,551        $  1.41-36.00            $  13.52
Granted                            1,297,399        $ 30.88-44.44            $  35.00
Exercised                         (1,329,807)       $  3.05-29.19            $   8.22
Cancelled                           (275,780)       $  3.05-44.25            $  19.53
                                  ----------

Balance at December 31, 2000      12,845,363        $  1.41-44.44            $  16.10
Granted                            3,882,700        $ 13.40-31.50            $  19.46
Exercised                         (4,368,096)       $  1.41-36.00            $  11.69
Cancelled                           (455,438)       $  3.65-44.25            $  25.48
                                  ----------

Balance at December 31, 2001      11,904,529        $  3.05-44.44            $  18.46
                                  ==========

                                 SMARTFORCE PLC

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)


                                    OPTIONS OUTSTANDING AT DECEMBER 31, 2001                      OPTIONS EXERCISABLE
                            --------------------------------------------------------        -------------------------------
                                                   WEIGHTED AVERAGE      WEIGHTED
                                                      REMAINING          AVERAGE            NUMBER OF      WEIGHTED AVERAGE
RANGE OF EXERCISE PRICES    SHARES OUTSTANDING     CONTRACTUAL LIFE   EXERCISE PRICE          SHARES        EXERCISE PRICE
------------------------    ------------------     ----------------   --------------        ---------      ----------------
     $  3.05 -  6.94               448,028               5.69            $   6.86             397,826           $  6.87
     $  8.94 -  9.94             2,150,104               6.94            $   9.94           1,123,265           $  9.94
     $ 10.19 - 14.70               411,081               8.11            $  13.58             119,280           $ 11.61
     $ 15.00 - 16.44             2,749,438               7.50            $  16.41           1,493,671           $ 16.41
     $ 16.50 - 17.13                62,830               7.82            $  16.59              25,604           $ 16.62
     $ 19.06                     3,204,825               9.26            $  19.06               4,583           $ 19.06
     $ 20.25 - 24.00               142,894               7.19            $  20.97              77,328           $ 20.46
     $ 24.44                     1,370,766               7.92            $  24.44             621,718           $ 24.44
     $ 26.50 - 43.00             1,193,663               8.25            $  32.34             270,994           $ 33.69
     $ 43.13 - 44.44               170,900               8.40            $  43.32              48,725           $ 43.42
                                ----------                                                  ---------

     $ 3.05 - 44.44             11,904,529               7.96            $  18.46           4,182,994           $ 16.33
                                ==========                                                  =========

At December 31, 2000 and 1999, there were 5,576,176 and 3,529,816 options exercisable, respectively, at a weighted average exercise price of $12.80 and $10.41, respectively. The weighted average fair value of options granted during the years ended December 31, 2001, 2000 and 1999 was $15.02, $26.64 and $11.64,
respectively.

10. INCOME TAXES

Income (loss) before provision (benefit) for income taxes consists of the following:

                                        TWELVE MONTHS ENDED DECEMBER 31,
                        ----------------------------------------------------------------
                               2001                  2000                   1999
                        -------------------    ------------------    -------------------
                                               (IN THOUSANDS)
Ireland                 $            (2,083)   $          (33,736)   $            16,869
Rest of world                       (50,536)               (3,106)               (68,404)
                        -------------------    ------------------    -------------------
Total                   $           (52,619)   $          (36,842)   $           (51,535)
                        ===================    ==================    ===================

The provision (benefit) for income taxes consists of the following:

                                                           TWELVE MONTHS ENDED DECEMBER 31,
                                            ---------------------------------------------------------------
                                                    2001                  2000                  1999
                                            -------------------    ------------------    ------------------
                                                                  (IN THOUSANDS)
Current                                     $             1,379    $             (795)   $            2,694
Deferred                                                   (449)                 (449)                   --
                                            -------------------    ------------------    ------------------
Total provision (benefit) for income tax    $               930    $           (1,244)   $            2,694
                                            ===================    ==================    ==================

                                 SMARTFORCE PLC

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

The provision (benefit) for income taxes differs from the amount computed by applying the statutory income tax rate to loss before taxes. The sources and tax effects of the difference are as follows:

                                                                 TWELVE MONTHS ENDED DECEMBER 31,
                                                               ------------------------------------
                                                                  2001         2000         1999
                                                               ----------   ----------   ----------
                                                                          (IN THOUSANDS)
Income taxes computed at the Irish statutory income tax rate
of 20% for 2001, 24% for 2000 and 28% for 1999                 $  (10,524)  $   (8,842)  $  (14,429)
Income (loss) from Irish manufacturing operations taxed at
lower rates                                                          (105)       2,605       (3,134)
Foreign rate differential                                             926          570          343
Operating losses not benefitted                                    11,082        4,634       19,196
Intangible asset amortization and other non-deductible
expenses                                                             (449)        (211)         718
                                                               ----------   ----------   ----------
                                                               $      930   $   (1,244)  $    2,694
                                                               ==========   ==========   ==========

Deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred taxes consist of the following:

                                                             TWELVE MONTHS ENDED DECEMBER 31,
                                                           ------------------------------------
                                                              2001         2000         1999
                                                           ----------   ----------   ----------
                                                                      (IN THOUSANDS)
Deferred tax assets:
 Net operating loss carry forwards                         $   57,131   $   39,313   $   34,013
 Research and development tax credit carry forwards               340          340          340
                                                           ----------   ----------   ----------
                                                               57,471       39,653       34,353

Valuation allowance                                           (57,471)     (39,653)     (34,353)
                                                           ----------   ----------   ----------

Net deferred tax assets                                    $       --   $       --   $       --
                                                           ==========   ==========   ==========

Deferred tax liability:
Intangible assets                                          $   (2,408)  $   (2,857)  $   (3,306)
                                                           ==========   ==========   ==========

At December 31, 2001, SmartForce had a net operating loss carryforward of approximately $176,200,000 available to reduce future income, if any. Of this amount, approximately $133,300,000 and approximately $42,900,000 relate to U.S. and other jurisdictions, respectively. These losses will begin to expire in tax year 2006.

At December 31, 2001, approximately $125.7 million of the U.S. net operating loss carryforwards resulted from disqualifying dispositions. The tax benefit created by the disqualifying dispositions will be recognized as an increase to stockholders' equity in the period in which the losses are utilized.

                                 SMARTFORCE PLC

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

SmartForce has incurred ownership changes as defined under section 382 of the U.S. Internal Revenue Code. SmartForce has completed an analysis of these changes and does not believe that these changes in ownership will have a material impact on its ability to use its net operating loss and tax credit carryforwards.

Due to the history of operating losses, there is uncertainty surrounding SmartForce's ability to utilize its net operating loss and tax credit carryforwards. Accordingly, SmartForce has provided a full valuation allowance against its deferred tax assets. In addition, as a result of the Knowledge Well acquisition, SmartForce has recorded, through purchase accounting, a deferred tax liability on the basis difference of the separately identified intangible assets acquired.

11. SEGMENT, GEOGRAPHIC AND CUSTOMER INFORMATION


Segment Information

SmartForce follows the provisions of SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS No.131"). SFAS No.131 established standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS No.131 also established standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. SmartForce's chief operating decision makers, as defined under SFAS No.131, are the Chief Executive Officer and the Chief Financial Officer. SmartForce views its operations and manages its business as principally two operating segments, multi-modal learning and retail certification.

The following tables set forth SmartForce's Statement of Operations by segment with additional disclosures as required by SFAS No.131 for the six months ended June 30, 2002 and the years ended December 31, 2001, 2000 and 1999, respectively:

                                                      SIX MONTHS ENDED JUNE 30, 2002
                                          -------------------------------------------------------
                                           MULTI-MODAL     RETAIL CERTIFICATION        COMBINED
                                          -------------    --------------------     -------------
                                                              (IN THOUSANDS)
Revenue                                   $      84,495       $      11,363         $      95,858
Cost of revenue                                  12,388               5,726                18,114
                                          -------------       -------------         -------------
  Gross profit                                   72,107               5,637                77,744
                                          -------------       -------------         -------------

Operating expenses:
  Research and development                       23,104                  --                23,104
  Selling and marketing                          51,819               6,306                58,125
  General and administrative                      6,877                 927                 7,804
  Amortization of acquired intangibles            8,765                  --                 8,765
  Restructuring                                  29,363                  --                29,363
                                          -------------       -------------         -------------
    Total operating expenses                    119,928               7,233               127,161
                                          -------------       -------------         -------------

Loss from operations                      $     (47,821)      $      (1,596)        $     (49,417)
                                          =============       =============         =============

  Depreciation and amortization expense   $      16,025       $         144         $      16,169
                                          =============       =============         =============

                                 SMARTFORCE PLC

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

                                                   TWELVE MONTHS ENDED DECEMBER 31, 2001
                                          -------------------------------------------------------
                                           MULTI-MODAL     RETAIL CERTIFICATION        COMBINED
                                          -------------    --------------------     -------------
                                                              (IN THOUSANDS)
Revenue                                   $     169,953       $      27,677         $     197,630
Cost of revenue                                  26,006              11,677                37,683
                                          -------------       -------------         -------------
  Gross profit                                  143,947              16,000               159,947
                                          -------------       -------------         -------------

Operating expenses:
  Research and development                       52,206                  --                52,206
  Selling and marketing                         112,548              14,723               127,271
  General and administrative                     13,172               1,946                15,118
  Amortization of acquired intangibles           16,437                  --                16,437
                                          -------------       -------------         -------------
   Total operating expenses                     194,363              16,669               211,032
                                          -------------       -------------         -------------

Loss from operations                      $     (50,416)      $        (669)        $     (51,085)
                                          =============       =============         =============

  Depreciation and amortization expense   $      31,681       $         290         $      31,971
                                          =============       =============         =============

                                                   TWELVE MONTHS ENDED DECEMBER 31, 2000
                                          -------------------------------------------------------
                                           MULTI-MODAL     RETAIL CERTIFICATION        COMBINED
                                          -------------    --------------------     -------------
                                                              (IN THOUSANDS)

Revenue                                   $     151,171       $      22,081         $     173,252
Cost of revenue                                  14,410              11,946                26,356
                                          -------------       -------------         -------------
  Gross profit                                  136,761              10,135               146,896
                                          -------------       -------------         -------------

Operating expenses:
  Research and development                       43,657                 227                43,884
  Selling and marketing                          98,014              14,754               112,768
  General and administrative                     18,585               2,733                21,318
  Amortization of acquired intangibles           12,742                  --                12,742
                                          -------------       -------------         -------------
    Total operating expenses                    172,998              17,714               190,712
                                          -------------       -------------         -------------

Loss from operations                      $     (36,237)      $      (7,579)        $     (43,816)
                                          =============       =============         =============

  Depreciation and amortization expense   $      23,856       $         251         $      24,107
                                          =============       =============         =============

                                 SMARTFORCE PLC

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

                                                   TWELVE MONTHS ENDED DECEMBER 31, 1999
                                          -------------------------------------------------------
                                           MULTI-MODAL     RETAIL CERTIFICATION        COMBINED
                                          -------------    --------------------     -------------
                                                              (IN THOUSANDS)
Revenue                                   $     114,649       $      19,226         $     133,875
Cost of revenue                                  18,258              10,154                28,412
                                          -------------       -------------         -------------
  Gross profit                                   96,391               9,072               105,463
                                          -------------       -------------         -------------

Operating expenses:
  Research and development                       34,123                 763                34,886
  Selling and marketing                          86,254              11,165                97,419
  General and administrative                     15,491               1,845                17,336
  Amortization of acquired intangibles            3,723                  --                 3,723
  Acquired research and development               5,900                  --                 5,900
                                          -------------       -------------         -------------
    Total operating expenses                    145,491              13,773               159,264
                                          -------------       -------------         -------------

Loss from operations                      $     (49,100)      $      (4,701)        $     (53,801)
                                          =============       =============         =============

Supplemental segment disclosures
  Depreciation and amortization expense   $      10,265       $         301         $      10,566
                                          =============       =============         =============

The following tables set forth SmartForce's supplemental balance sheet information by segment:

                                                              AS OF JUNE 30, 2002
                                             -------------------------------------------------------
                                              MULTI-MODAL     RETAIL CERTIFICATION        COMBINED
                                             -------------    --------------------     -------------
                                                                 (IN THOUSANDS)
Current assets                               $     128,192       $      10,139         $     138,331
Property and equipment, net                         20,036                 879                20,915
Receivable from subsidiaries                         9,495              (9,495)                   --
Intangible assets, net                              53,896                  --                53,896
Other assets                                         9,350                  --                 9,350
                                             -------------       -------------         -------------
Total assets                                 $     220,969       $       1,523               222,492
                                             =============       =============         =============

Current liabilities                          $     151,050       $      13,374         $     164,424
Long-term liabilities                                3,351                  --                 3,351
                                             -------------       -------------         -------------
Total liabilities                                  154,401              13,374               167,775
Stockholders' equity                                66,568             (11,851)               54,717
                                             -------------       -------------         -------------

Total liabilities and stockholders' equity   $     220,969       $       1,523         $     222,492
                                             =============       =============         =============

                                 SMARTFORCE PLC

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

                                                             AS OF DECEMBER 31, 2001
                                             -------------------------------------------------------
                                              MULTI-MODAL     RETAIL CERTIFICATION        COMBINED
                                             -------------    --------------------     -------------
                                                                 (IN THOUSANDS)
Current assets                               $     153,218       $      10,250         $     163,468
Property and equipment, net                         26,988                 657                27,645
Receivable from subsidiaries                        10,395             (10,395)                   --
Intangible assets, net                              67,710                  --                67,710
Other assets                                        17,295                  --                17,295
                                             -------------       -------------         -------------
Total assets                                 $     275,606       $         512         $     276,118
                                             =============       =============         =============

Current liabilities                          $     154,234       $      10,318         $     164,552
Long-term liabilities                                4,471                  --                 4,471
                                             -------------       -------------         -------------
Total liabilities                                  158,705              10,318               169,023
Stockholders' equity                               116,901              (9,806)              107,095
                                             -------------       -------------         -------------

Total liabilities and stockholders' equity   $     275,606       $         512         $     276,118
                                             =============       =============         =============

                                                             AS OF DECEMBER 31, 2000
                                             -------------------------------------------------------
                                              MULTI-MODAL     RETAIL CERTIFICATION        COMBINED
                                             -------------    --------------------     -------------
                                                                 (IN THOUSANDS)
Current assets                               $     149,160              12,507               161,667
Property and equipment, net                         22,403                 696                23,099
Receivable from subsidiaries                         9,063              (9,063)                   --
Intangible assets, net                              68,382                  --                68,382
Other assets                                         6,765                  --                 6,765
                                             -------------       -------------         -------------
Total assets                                 $     255,773       $       4,140         $     259,913
                                             =============       =============         =============

Current liabilities                          $     151,279       $      13,527         $     164,806
Long-term liabilities                                5,828                  --                 5,828
                                             -------------       -------------         -------------
Total liabilities                                  157,107              13,527               170,634
Stockholders' equity                                98,666              (9,387)               89,279
                                             -------------       -------------         -------------

Total liabilities and stockholders' equity   $     255,773       $       4,140         $     259,913
                                             =============       =============         =============

                                 SMARTFORCE PLC

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

Revenues from external customers, based on the location of the customer, are categorized by geographical areas as follows:

                                                               TWELVE MONTHS ENDED DECEMBER 31,
                                                      --------------------------------------------------
                                   SIX MONTHS ENDED
                                       JUNE 30,
                                         2002             2001              2000              1999
                                   ----------------   -------------    --------------    ---------------
                                     (UNAUDITED)
                                                              (IN THOUSANDS)
Ireland                            $          1,693   $       9,927    $        7,839    $        10,110
United States                                72,926         152,301           127,407            101,073
United Kingdom                                6,797          16,437            16,125              9,796
Other Countries (Countries less
than 5% individually)                        14,442          18,965            21,881             12,896
                                  -----------------   -------------    --------------    ---------------
Total revenue                      $         95,858   $     197,630    $      173,252    $       133,875
                                   ================   =============    ==============    ===============

Long-lived assets are categorized by geographical areas as follows:

                                                            AS OF DECEMBER 31,
                                                      -------------------------------
                                     AS OF JUNE 30,
                                          2002             2001             2000
                                   ----------------   -------------    --------------
                                      (UNAUDITED)
                                                      (IN THOUSANDS)
Ireland                            $          9,128   $      12,560    $       10,800
United States                                66,476          94,012            81,128
Other Countries                               8,557           6,078             6,318
                                   ----------------   -------------    --------------
Total long-lived assets            $         84,161   $     112,650    $       98,246
                                   ================   =============    ==============

12. GOVERNMENT GRANTS

Under an agreement between SmartForce and a Canadian government agency, SmartForce received grants of $1,211,000 and $404,000 in 2000 and 2001, respectively. These grants may be revoked and become payable in 2005 in certain circumstances, principally failure to create and maintain related jobs for a three-year period. SmartForce recorded these receipts as a long-term liability. Amounts payable at June 30, 2002, December 31, 2001 and December 31, 2000, were $1,393,000, $1,615,000 and $1,211,000, respectively. SmartForce earned a reduction in the long-term liability of $222,000, during the six months ended June 30, 2002, resulting in a decrease in operating expenses.

Under agreements between SmartForce and Enterprise Ireland (formally Forbairt), SmartForce received grants of $799,000, $0, $30,000 and $407,000 in 2002, 2001,
2000 and 1999, respectively. Prior to 1999, SmartForce received grants of $1,608,000. These grants may be revoked and become payable in certain circumstances, principally failure to create and maintain related jobs for a five to eight year period. Smartforce recorded these receipts as a current liability. Amounts payable at June 30, 2002, December 31, 2001 and December 31, 2000, were $2,844,000, $2,045,000, and $2,045,000, respectively.

                                 SMARTFORCE PLC

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

13. RELATED PARTY TRANSACTIONS

Ownership of CBT Technology

Approximately 9% of the outstanding share capital of CBT (Technology) Limited ("CBT T"), one of SmartForce's Irish subsidiaries, representing a special non-voting class, is owned by Stargazer Productions ("Stargazer"), an unlimited company, which is wholly-owned by certain key employees of SmartForce. These key employees do not include any of SmartForce's directors or executive officers. All of the voting securities of CBT T are owned by Fidalco Limited, a wholly owned subsidiary of SmartForce and, except for the securities owned by Fidalco Limited and Stargazer, there are no other outstanding securities of CBT T. CBT T has in the past and may in the future declare and pay dividends to Stargazer, and Stargazer may pay dividends to its shareholders out of such amounts. Stargazer does not have any rights to the assets of CBT T, only to receive periodic dividends as and when declared by CBT T. Except for the fact that Stargazer is wholly owned by certain key employees of SmartForce, there is no relationship between SmartForce and Stargazer.

Knowledge Well Acquisition

During 1999, SmartForce acquired Knowledge Well in a share for share exchange. Certain of SmartForce's directors and officers were shareholders, directors, and officers and had a controlling interest in Knowledge Well prior to its acquisition by SmartForce.

Loan to Director

On August 20, 1999, a director of SmartForce received a loan from SmartForce in the amount of $450,000 repayable in four equal annual installments. Interest accrued on the principal amount of this loan at the rate of 5.96% to be paid annually. In 2001 and 2000, the installments due plus accrued interest were forgiven and charged to compensation expense in each of the periods. At December 31, 2001 and 2000, the balance outstanding on this loan, inclusive of accrued interest, was $229,000 and $347,000 respectively. Subsequently in August 2002, the outstanding balance plus accrued interest was paid in full.

14. SHORT-TERM BORROWINGS

In August 1998, SmartForce entered into a borrowing agreement with a bank, which allowed for the funding of up to $10,000,000 secured by specific accounts receivable. Under the terms of the agreement, SmartForce would repay the loans upon collection of the specified accounts receivable. The agreement was periodically updated and the borrowing amounts and the specific accounts receivable were revised. As of the periods ended June 30, 2002, December 31, 2001 and 2000, the amounts outstanding were $0, $4,774,000 and $5,354,000, respectively.

                                 SMARTFORCE PLC

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

15. RESTATEMENT OF SMARTFORCE'S FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND FOR THE YEARS ENDED DECEMBER 31, 2001, 2000, AND 1999

As discussed in Footnote 1, SmartForce's consolidated financial statements have been restated from amounts previously reported.

The following tables show the impact of the adjustments on SmartForce's consolidated balance sheets as of June 30, 2002, December 31, 2001 and December 31, 2000, and the consolidated statements of operations and comprehensive income, and cash flows for the six months ended June 30, 2002 and each of the years in the three-year period ended December 31, 2001:

                                                               JUNE 30, 2002
                                                       ----------------------------
                                                      (AS ORIGINALLY
                                                        REPORTED)      (AS RESTATED)
                                                      --------------   ------------
                                                                (UNAUDITED)
                                                               (IN THOUSANDS)
                          ASSETS
Current assets:
   Cash and cash equivalents                           $     44,004    $     43,755
   Short-term investments                                    44,582          44,583
   Accounts receivable                                       82,435          42,758
   Recoverable tax assets, net                                1,733              --
   Prepaid expenses and other current assets                 24,495           7,235
                                                       ------------    ------------
Total current assets                                        197,249         138,331

Intangible assets, net                                       74,608          53,896
Property and equipment, net                                  31,847          20,915
Investments                                                   8,411           7,871
Other assets                                                 23,732           1,479
                                                       ------------    ------------
Total assets                                           $    335,847    $    222,492
                                                       ============    ============

        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                    $      4,687           5,948
   Accrued payroll and related expenses                       4,122           7,719
   Other accrued liabilities                                 19,437          27,628
   Short-term notes payable                                      --              --
   Deferred revenues                                         47,419         123,129
                                                       ------------    ------------
Total current liabilities                                    75,665         164,424
Other liabilities                                               118           3,351

Shareholders' equity:
   Ordinary shares                                            8,263           7,587
   Additional paid-in capital                               301,317         304,992
   Accumulated loss                                         (47,493)       (255,705)
   Capital conversion reserve fund                              623              --
   Capital redemption                                           296              --
   Other comprehensive loss                                  (2,940)         (2,155)
   Treasury stock                                                (2)             (2)
                                                       ------------    ------------
Total shareholders' equity                                  260,064          54,717
                                                       ------------    ------------
Total liabilities and shareholders' equity             $    335,847    $    222,492
                                                       ============    ============

                                 SMARTFORCE PLC

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

                                                       DECEMBER 31, 2001
                                                 ------------------------------
                                                 AS ORIGINALLY
                                                   REPORTED        AS RESTATED
                                                 -------------    -------------
                                                         (IN THOUSANDS)
                   ASSETS
Current assets:
   Cash and cash equivalents                     $      65,134    $      63,068
   Short-term investments                               44,142           44,142
   Accounts receivable, net                            102,373           49,446
   Recoverable tax assets                                2,406               --
   Prepaid expenses and other current assets            21,412            6,812
                                                 -------------    -------------
Total current assets                                   235,467          163,468

Intangible assets                                       74,957           67,710
Property and equipment, net                             40,191           27,645
Investments                                             17,702           16,546
Other assets                                            27,877              749
                                                 -------------    -------------
Total assets                                     $     396,194    $     276,118
                                                 =============    =============

     LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                              $       4,502    $       5,851
   Accrued payroll and related expenses                  5,718            8,298
   Other accrued liabilities                            21,368           22,858
   Short-term notes payable                                 --            4,774
   Deferred revenues                                    44,539          122,771
                                                 -------------    -------------
Total current liabilities                               76,127          164,552
Minority equity interest                                   307              307
Other liabilities                                          210            4,164

Shareholders' equity:
   Ordinary shares                                       7,574            7,532
   Additional paid-in capital                          298,367          301,361
   Accumulated profit (loss)                             9,233         (205,524)
   Capital conversion reserve fund                         623               --
   Capital redemption                                      296               --
   Other comprehensive income (loss)                     3,459            3,728
   Treasury stock                                           (2)              (2)
                                                 -------------    -------------
Total shareholders' equity                             319,550          107,095
                                                 -------------    -------------
Total liabilities and shareholders' equity       $     396,194    $     276,118
                                                 =============    =============

                                 SMARTFORCE PLC

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

                                                        DECEMBER 31, 2000
                                                 -------------------------------
                                                 (AS ORIGINALLY
                                                    REPORTED)      (AS RESTATED)
                                                 --------------    -------------
                                                         (IN THOUSANDS)
                   ASSETS
Current assets:
   Cash and cash equivalents                      $      65,412    $      65,329
   Short-term investments                                42,545           42,545
   Accounts receivable, net                              76,458           41,989
   Recoverable tax assets                                 2,517            1,919
   Prepaid expenses and other current assets             12,836            9,885
                                                  -------------    -------------
Total current assets                                    199,768          161,667

Intangible assets, net                                   73,194           68,382
Property and equipment, net                              29,388           23,099
Investments                                               3,616            3,562
Other assets                                             28,817            3,203
                                                  -------------    -------------
Total assets                                      $     334,783    $     259,913
                                                  =============    =============

    LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                               $       6,961    $       8,178
   Accrued payroll and related expenses                   9,926           15,408
   Other accrued liabilities                             22,118           23,550
   Short-term notes payable                                  --            5,354
   Deferred revenues                                     48,381          112,316
                                                  -------------    -------------
Total current liabilities                                87,386          164,806
Minority equity interest                                    307              307
Other liabilities                                         1,452            5,521

Shareholders' equity:
   Ordinary shares                                        7,656            7,650
   Additional paid-in capital                           232,640          234,246
   Accumulated profit (loss)                              6,191         (151,975)
   Capital redemption                                       296               --
   Other comprehensive loss                              (1,143)            (640)
   Treasury stock                                            (2)              (2)
                                                  -------------    -------------
Total shareholders' equity                              245,638           89,279
                                                  -------------    -------------
Total liabilities and shareholders' equity        $     334,783    $     259,913
                                                  =============    =============

                                 SMARTFORCE PLC

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

                                           SIX MONTHS ENDED JUNE 30, 2002
                                          --------------------------------
                                          (AS ORIGINALLY
                                             REPORTED)      (AS RESTATED)
                                          --------------    ------------
                                                   (IN THOUSANDS)
                                                     (UNAUDITED)
Revenues                                  $       87,418    $       95,858
Cost of revenues                                  21,376            18,114
                                          --------------    --------------
Gross profit                                      66,042            77,744
                                          --------------    --------------
Operating expenses:
   Research and development                       25,144            23,104
   Sales and marketing                            59,477            58,125
   General and administrative                     11,598             7,804
   Amortization of acquired intangibles            5,021             8,765
   Restructuring charge                           26,445            29,363
                                          --------------    --------------
Total operating expenses                         127,685           127,161
                                          --------------    --------------
Loss from operations                             (61,643)          (49,417)
Interest expense, net                                (54)           (1,209)
Net exchange gain                                  1,527               732
                                          --------------    --------------
Loss before benefit for income taxes             (60,170)          (49,894)
Benefit (provision) for income taxes               3,444              (287)
                                          --------------    --------------
Net loss                                  $      (56,726)   $      (50,181)
                                          ==============    ==============

                                 SMARTFORCE PLC

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

                                                         YEAR ENDED DECEMBER 31, 2001
                                                       --------------------------------
                                                       (AS ORIGINALLY
                                                          REPORTED)      (AS RESTATED)
                                                       --------------    --------------
                                                               (IN THOUSANDS)
Revenues                                               $      260,875    $      197,630
Cost of revenues                                               43,064            37,683
                                                       --------------    --------------
Gross profit                                                  217,811           159,947
                                                       --------------    --------------
Operating expenses:
   Research and development                                    51,328            52,206
   Sales and marketing                                        132,793           127,271
   General and administrative                                  21,727            15,118
   Amortization of acquired intangibles                        10,158            16,437
                                                       --------------    --------------
Total operating expenses                                      216,006           211,032
                                                       --------------    --------------
Income (loss) from operations                                   1,805           (51,085)
Interest income, net                                            3,834             2,548
Net exchange loss                                                (797)           (4,082)
                                                       --------------    --------------
Income (loss) before provision for income taxes                 4,842           (52,619)
Provision for income taxes                                     (1,800)             (930)
                                                       --------------    --------------
Net income (loss)                                      $        3,042    $      (53,549)
                                                       ==============    ==============

STATEMENT OF COMPREHENSIVE INCOME (LOSS):

Net income (loss)                                      $        3,042    $      (53,549)

Other comprehensive income:
    Unrealized gain on investment                               4,086             3,922
    Cumulative effect of change in accounting
      principle (SFAS 133)                                      3,704                --
    Effective position of gain on cash flow hedges             (2,167)            1,441
    Translation adjustment                                     (1,021)             (995)
                                                       --------------    --------------
Net increase in other comprehensive income                      4,602             4,368
                                                       --------------    --------------
Comprehensive income (loss)                            $        7,644    $      (49,181)
                                                       ==============    ==============

                                 SMARTFORCE PLC

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

                                              YEAR ENDED DECEMBER 31, 2000
                                            --------------------------------
                                            (AS ORIGINALLY
                                              REPORTED)       (AS RESTATED)
                                            --------------    --------------
                                                    (IN THOUSANDS)
Revenues                                    $      168,197    $      173,252
Cost of revenues                                    27,452            26,356
                                            --------------    --------------
Gross profit                                       140,745           146,896
                                            --------------    --------------
Operating expenses:
   Research and development                         42,085            43,884
   Sales and marketing                             105,618           112,768
   General and administrative                       19,703            21,318
   Amortization of acquired intangibles              8,603            12,742
                                            --------------    --------------
Total operating expenses                           176,009           190,712
                                            --------------    --------------
Loss from operations                               (35,264)          (43,816)
Interest income, net                                 5,590             5,051
Net exchange (loss) gain                            (1,218)            1,923
                                            --------------    --------------
Loss before provision for income taxes             (30,892)          (36,842)
Benefit for income taxes                             2,229             1,244
                                            --------------    --------------
Net loss                                    $      (28,663)   $      (35,598)
                                            ==============    ==============

STATEMENT OF COMPREHENSIVE LOSS:

Net loss                                    $      (28,663)   $      (35,598)

Other comprehensive loss:
   Unrealized gain on investment                        --               164
   Translation adjustment                             (739)             (404)
                                            --------------    --------------
Net increase in other comprehensive loss              (739)             (240)
                                            --------------    --------------
Comprehensive loss                          $      (29,402)   $      (35,838)
                                            ==============    ==============

                                 SMARTFORCE PLC

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

                                                     YEAR ENDED DECEMBER 31, 1999
                                                   --------------------------------
                                                   (AS ORIGINALLY
                                                      REPORTED)       (AS RESTATED)
                                                   --------------    --------------
                                                           (IN THOUSANDS)
Revenues                                           $      197,754    $      133,875
Cost of revenues                                           29,675            28,412
                                                   --------------    --------------
Gross profit                                              168,079           105,463
                                                   --------------    --------------
Operating expenses:
   Research and development                                31,713            34,886
   Sales and marketing                                     93,841            97,419
   General and administrative                              17,042            17,336
   Amortization of acquired intangibles                     3,441             3,723
   Acquired research and development                        5,900             5,900
                                                   --------------    --------------
Total operating expenses                                  151,937           159,264
                                                   --------------    --------------
Income (loss) from operations                              16,142           (53,801)
Interest income, net                                        4,048             3,123
Net exchange loss                                            (856)             (857)
                                                   --------------    --------------
Income (loss) before provision for income taxes            19,334           (51,535)
Provision for income taxes                                 (3,708)           (2,694)
                                                   --------------    --------------
Net income (loss)                                  $       15,626    $      (54,229)
                                                   ==============    ==============

STATEMENT OF COMPREHENSIVE INCOME (LOSS):

Net income (loss)                                  $       15,626    $      (54,229)

Other comprehensive loss:
   Translation adjustment                                  (1,089)           (1,085)
                                                   --------------    --------------
Net increase in other comprehensive loss                   (1,089)           (1,085)
                                                   --------------    --------------
Comprehensive income (loss)                        $       14,537    $      (55,314)
                                                   ==============    ==============

                                 SMARTFORCE PLC

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

                                                                          SIX MONTHS ENDED JUNE 30, 2002
                                                                         --------------------------------
                                                                         (AS ORIGINALLY
                                                                            REPORTED)      (AS RESTATED)
                                                                         --------------    --------------
                                                                                   (UNAUDITED)
                                                                                  (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                                 $      (56,726)   $      (50,181)
Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation and amortization                                                 14,118            16,169
   Non-cash foreign exchange gain                                                    --              (447)
   Impairment of long-lived assets                                               11,166            19,188
   Deferred tax provision                                                            --               225
   Other non-cash items                                                           1,033             1,418

Changes in operating assets and liabilities:
   Accounts receivable                                                           22,384             7,026
   Recoverable tax assets                                                           690                --
   Prepaid expenses and other assets                                              3,620             1,463
   Accounts payable                                                                (839)           (1,264)
   Accrued payroll and related expenses and other accrued liabilities            (6,386)              160
   Deferred revenue                                                               1,811              (661)
                                                                         --------------    --------------
Net cash used in operating activities                                            (9,129)           (6,904)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment                                              (3,661)           (3,836)
Payments to acquire short-term investments                                      (54,347)          (54,347)
Payments for acquisitions, net of cash acquired                                 (11,274)          (10,107)
Proceeds from sale of short-term investments                                     53,785            53,785
                                                                         --------------    --------------
Net cash used in investing activities                                           (15,497)          (14,505)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments to redeem minority equity interest                                        (307)             (307)
Payments for short-term borrowings                                                   --            (4,774)
Proceeds from issuance of ordinary shares, net                                    3,640             3,434
                                                                         --------------    --------------
Net cash provided by (used in) financing activities                               3,333            (1,647)

Effect of exchange rate changes on cash and cash equivalents                        163             3,743
                                                                         --------------    --------------

Net decrease in cash and cash equivalents                                       (21,130)          (19,313)
Cash and cash equivalents at beginning of period                                 65,134            63,068
                                                                         --------------    --------------

Cash and cash equivalents at end of period                               $       44,004    $       43,755
                                                                         ==============    ==============

                                 SMARTFORCE PLC

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

                                                                  YEAR ENDED DECEMBER 31, 2001
                                                                --------------------------------
                                                                (AS ORIGINALLY
                                                                   REPORTED)       (AS RESTATED)
                                                                --------------    --------------
                                                                         (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                               $        3,042    $      (53,549)
Adjustments to reconcile net income (loss) to net cash used
in operating activities:
   Depreciation and amortization                                        28,023            31,971
   Non-cash foreign exchange loss                                           --             3,918
   Deferred tax provision                                                   --               449
   Other non-cash items                                                    337             1,274
   Changes in operating assets and liabilities:
   Accounts receivable                                                 (26,634)           (8,188)
   Recoverable tax assets                                                  104             1,919
   Prepaid expenses and other assets                                    (7,861)            2,833
   Accounts payable                                                     (2,690)           (2,402)
   Accrued payroll and related expenses and other accrued
   liabilities                                                          (4,738)          (14,387)
   Deferred revenue                                                     (3,543)           10,156
                                                                --------------    --------------
Net cash used in operating activities                                  (13,960)          (26,006)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchases of property and equipment                                    (27,724)          (20,225)
Payments to acquire short-term investments                            (123,775)         (123,775)
Payments for acquisitions, net of cash acquired                         (1,857)             (789)
Proceeds from sale of short-term investments                           121,890           121,890
Payments to acquire investments                                        (10,000)          (10,000)
                                                                --------------    --------------
Net cash used in investing activities                                  (41,466)          (32,899)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from government grants                                             --               404
Payments for short-term borrowings                                          --              (580)
Proceeds from issuance of ordinary shares, net                          55,340            55,649
                                                                --------------    --------------
Net cash provided by financing activities                               55,340            55,473

Effect of exchange rate changes on cash and cash equivalents              (192)            1,171
                                                                --------------    --------------

Net decrease in cash and cash equivalents                                 (278)           (2,261)
Cash and cash equivalents at beginning of period                        65,412            65,329
                                                                --------------    --------------

Cash and cash equivalents at end of period                      $       65,134    $       63,068
                                                                ==============    ==============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid                                                   $           43    $          253
Taxes paid                                                      $          619    $          616

                                 SMARTFORCE PLC

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

                                                                               YEAR ENDED DECEMBER 31 , 2000
                                                                            ----------------------------------
                                                                            (AS ORIGINALLY
                                                                              REPORTED)          (AS RESTATED)
                                                                            -------------        -------------
                                                                                       (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                                    $     (28,663)       $     (35,598)
Adjustments to reconcile net loss to net cash provided by operating activities:
   Depreciation and amortization                                                   21,446               24,107
   Non-cash foreign exchange gain                                                      --               (3,183)
   Deferred tax provision                                                              --                  449
   Other non-cash items                                                               804                1,169
   Changes in operating assets and liabilities:
   Accounts receivable                                                            (15,705)              (1,170)
   Recoverable tax assets                                                          (2,336)              (1,919)
   Prepaid expenses and other assets                                               (8,697)              (1,538)
   Accounts payable                                                                 1,710                1,465
   Accrued payroll and related expenses and other accrued liabilities              (1,868)                (683)
   Deferred revenue                                                                42,346               21,386
                                                                            -------------        -------------
Net cash provided by operating activities                                           9,037                4,485

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment                                               (15,914)             (13,373)
Payments to acquire short-term investments                                       (144,544)            (144,544)
Payments for acquisitions, net of cash acquired                                    (6,893)              (5,657)
Proceeds from sale of short-term investments                                      140,791              140,791
Payments to acquire investments                                                    (2,766)              (3,150)
Proceeds from sale of investments                                                      --                  237
                                                                            -------------        -------------
Net cash used in investing activities                                             (29,326)             (25,696)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from government grants                                                        --                1,211
Payments to redeem minority interest                                                   --                  (76)
Payments for short-term borrowings                                                     --               (2,721)
Proceeds from issuance of ordinary shares, net                                     16,046               17,033
                                                                            -------------        -------------
Net cash provided by financing activities                                          16,046               15,447

Effect of exchange rate changes on cash and cash equivalents                          395                1,971
                                                                            -------------        -------------

Net decrease in cash and cash equivalents                                          (3,848)              (3,793)
Cash and cash equivalents at beginning of period                                   69,260               69,122
                                                                            -------------        -------------

Cash and cash equivalents at end of period                                  $      65,412        $      65,329
                                                                            =============        =============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid                                                               $          99        $         336
Taxes paid                                                                  $       1,870        $       2,282

                                 SMARTFORCE PLC

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

                                                                               YEAR ENDED DECEMBER 31 , 1999
                                                                            ----------------------------------
                                                                            (AS ORIGINALLY
                                                                              REPORTED)          (AS RESTATED)
                                                                            -------------        -------------
                                                                                      (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                                           $      15,626        $     (54,229)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization                                                      12,145               10,566
Non-cash acquired research and development                                          5,900                5,900
Deferred tax provision                                                                 --                  253
Other non-cash items                                                                  294                  293
Changes in operating assets and liabilities:
Accounts receivable                                                               (18,501)              (1,804)
Recoverable tax assets                                                                 67                   --
Prepaid expenses and other assets                                                 (11,221)              (2,189)
Accounts payable                                                                   (1,222)                 474
Accrued payroll and related expenses and other accrued liabilities                  5,454                2,575
Deferred revenue                                                                    3,083               44,702
                                                                            -------------        -------------
Net cash provided by operating activities                                          11,625                6,541

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment                                               (16,121)             (11,091)
Payments to acquire short-term investments                                        (84,981)             (84,981)
Payments for acquisitions, net of cash acquired                                    (1,687)                (633)
Proceeds from sale of short-term investments                                       82,707               82,707
Payments to acquire investments                                                      (300)                (300)
                                                                            -------------        -------------
Net cash used in investing activities                                             (20,382)             (14,298)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments for short-term borrowings                                                     --                 (814)
Proceeds from issuance of ordinary shares, net                                     13,212               13,212
                                                                            -------------        -------------
Net cash provided by financing activities                                          13,212               12,398

Effect of exchange rate changes on cash and cash equivalents                         (843)              (1,043)
                                                                            -------------        -------------

Net increase cash and cash equivalents                                              3,612                3,598
Cash and cash equivalents at beginning of period                                   65,648               65,524
                                                                            -------------        -------------

Cash and cash equivalents at end of period                                  $      69,260        $      69,122
                                                                            =============        =============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid                                                               $          18        $         520
Taxes paid                                                                  $       1,716        $       2,095